AIM TAX-EXEMPT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


           AIM TAX-EXEMPT FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 8, 1999, has:

          (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Seven Billion (7,000,000,000) to Eight Billion Seven Hundred Million (8,700,000,000) shares,

          (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Two Hundred Million (200,000,000) shares as shares of the AIM High Income Municipal Fund - Class A Shares, Two Hundred Million (200,000,000) shares as shares of the AIM High Income Municipal Fund - Class B Shares, Two Hundred Million (200,000,000) shares as shares of the AIM High Income Municipal Fund - Class C Shares, Two Hundred Million (200,000,000) shares as shares of the AIM Tax-Exempt Cash Fund - Class A Shares, Two Hundred Million (200,000,000) shares as shares of the AIM Tax-Exempt Bond Fund of Connecticut - Class A Shares, Two Hundred Million (200,000,000) shares as shares of the AIM Tax-Free Intermediate Fund - Class A Shares, and Five Hundred Million (500,000,000) shares as unclassified, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph
                     (b) of the Charter of the Corporation (the "Charter"), in any other provisions of the Charter relating to the stock of the Corporation generally and in ARTICLE EIGHTH of the Corporation's Articles Supplementary dated September 29, 1997 as filed with the State Department of Assessments and Taxation of Maryland, and

          (c) ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

           SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Seven Billion (7,000,000,000) shares, $.001 par value per share, having an aggregate par value of $7,000,000, of which:
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           (a)       One Billion (1,000,000,000) shares are classified as AIM
                     High Income Municipal Fund - Class A Shares, One Billion (1,000,000,000) shares are classified as AIM Tax-Exempt Cash Fund - Class A Shares, One Billion (1,000,000,000) shares are classified as AIM Tax-Exempt Bond Fund of Connecticut - Class A Shares, and One Billion (1,000,000,000) shares are classified as AIM Tax-Free Intermediate Fund - Class A Shares;

           (b) One Billion (1,000,000,000) shares are classified as AIM High Income Municipal Fund - Class B Shares;

           (c) One Billion (1,000,000,000) shares are classified as AIM High Income Municipal Fund - Class C Shares; and

           (d)       One Billion (1,000,000,000) shares are unclassified.

           THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Eight Billion Seven Hundred Million (8,700,000,000) shares, $.001 par value per share, having an aggregate par value of $8,700,000, of which:

           (a) One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM High Income Municipal Fund - Class A Shares, One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM Tax-Exempt Cash Fund - Class A Shares, One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM Tax-Exempt Bond Fund of Connecticut - Class A Shares, and One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM Tax-Free Intermediate Fund - Class A Shares;

           (b) One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM High Income Municipal Fund - Class B Shares;

           (c) One Billion Two Hundred Million (1,200,000,000) shares are classified as AIM High Income Municipal Fund - Class C Shares; and

           (d) One Billion Five Hundred Million (1,500,000,000) shares are unclassified.

           FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

           FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

           SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

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           The undersigned Vice President acknowledges these Articles
Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

           IN WITNESS WHEREOF, AIM TAX-EXEMPT FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December __, 1999.

                                          AIM TAX-EXEMPT FUNDS, INC.
Witness:


_____________________________             By:____________________________
Assistant Secretary                                Vice President


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